   Exhibit 23.2

     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectus of this Registration Statement on Form S-8 of our report dated September 25, 2002 related to the consolidated financial statements of SYS as of and for the years ended June 30, 2002 and 2001, which report appears in the Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002 previously filed by SYS with the Securities and Exchange Commission.

                                                                                                        J.H. COHN LLP

San Diego, California
April 4, 2003